                                    EXHIBIT E


                              STANDSTILL AGREEMENT

         This Standstill Agreement (the "Agreement"), dated as of June 1, 1999, is between Advanced Radio Telecom Corp., a Delaware corporation (the "Company") and each of the parties listed on Schedule I hereto (the "Purchasers").

         WHEREAS, simultaneously with the execution of this Agreement, the Purchasers are entering into an agreement to purchase shares of the Company's Series A and Series B Convertible Preferred Stock (the "Preferred Stock") pursuant to the Stock Purchase Agreement (the "Purchase Agreement") among the Company and the Purchasers dated as of the date hereof; and

         WHEREAS, the Company and each of the Purchasers desire to establish in this Agreement certain conditions of such Purchaser's and such Purchaser's Affiliates' relationship with Company;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01      DEFINITIONS.

                  (a) "ACQUISITION PROPOSAL" shall mean a bona fide, written proposal, which proposal includes all material terms of a proposed transaction, received by the Board of Directors of the Company from any Person or Group proposing to enter into a transaction which, if effected, would constitute a Change of Control of the Company.

                  (b) "AFFILIATE" shall have the meaning given it in Rule 12b-2 under the Exchange Act.

                  (c) "ASSOCIATE" shall have the meaning given it in Rule 12b-2 under the Exchange Act.

                  (d) "BENEFICIAL OWNER" shall have the meaning given it in Rule 13(d)(3) under the Exchange Act; and "Beneficially Own" and "Beneficial Ownership" shall apply to securities held by a Beneficial Owner.

                  (e) "CHANGE OF CONTROL" shall mean (1) the acquisition by a Third Party of more than 50% of the Company's then outstanding Voting Stock, excluding however, a purchase agreement with an underwriter or group of underwriters in a registered public offering to the public;
         (2) the consummation of a merger, acquisition, consolidation or reorganization or series of such related transactions involving the Company, unless both (x) immediately after such transaction or transactions, the stockholders of the Company immediately prior to such transaction shall Beneficially Own at least 50% of the outstanding Voting Stock of the Company (or, if the Company shall not be the surviving company in such merger, consolidation or reorganization, the Voting Stock of the surviving corporation issued in such transaction in respect of Voting Stock of the Company shall represent at least 50% of the Voting Stock of such surviving company), and (y) the Company is not subject to an agreement that provides that individuals who are directors of the Company immediately prior to such transaction (or individuals designated by the Company at or before the closing of such transaction) shall constitute less than a majority of the directors of the Company (or such surviving company, as the case may be) after the closing of such transaction; (3) a change or changes in the membership of the Company's Board of Directors which represents a change of a majority or more of such membership during any twelve month period (unless such change or changes in membership are caused by the actions of the then-existing Board of Directors); (4) an Insolvency Proceeding (as defined below); or (5) the consummation of a sale of all or substantially all of the Company's assets unless immediately after such transaction, the stockholders of the Company immediately prior to such transaction shall beneficially own at least 50% of the Voting Stock of the acquiring company.

                  (f) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  (g) "GROUP" shall have the meaning provided in Section 13(d)(3) of the Exchange Act.

                  (h) "INSOLVENCY PROCEEDING" shall mean (1) an assignment for the benefit of creditors, (2) the filing by the Company of a petition to have the Company adjudged insolvent, bankrupt or seeking a reorganization or liquidation under any law relating to bankruptcy, insolvency or receivership, (3) an appointment of a receiver or trustee for all or substantially all of the assets of the Company unless appointed without the Company's consent, in which case if after 60 days such appointment has not been vacated or stayed, (4) a public admission in writing of the Company's inability to pay its debts as they come due, or (5) the adoption of a plan of liquidation or dissolution by the Board of Directors of the Company.

                  (i) "PERSON" means an individual, corporation, partnership, association, trust, unincorporated organization or other entity.

                  (j) "STOCKHOLDERS AGREEMENT" shall mean the Stockholders Agreement in the form attached as Exhibit A, and as amended with the agreement of the Company.

                  (k) "THIRD PARTY" shall mean any Person (other than any Purchaser and its Affiliates and Associates) or Group (other than any Group that includes any Purchaser or its Affiliates or Associates).

                  (l) "TOTAL VOTING POWER" at any date, with respect to any Person, shall mean the total combined Voting Power of all the Voting Stock of such Person then outstanding and entitled to vote.

                  (m) "TWO-THIRDS IN INTEREST" means, prior to the closing of the transactions contemplated by the Purchase Agreement, Purchasers (and permitted assignees) who have agreed to purchase more than 66 2/3% of the shares of Preferred Stock pursuant to the Purchase Agreement and, on and after the closing of the transactions contemplated by the Purchase Agreement, Purchasers (and transferees, pursuant to Section 4.01(a) hereof) holding more than 66 2/3% of the shares of Preferred Stock purchased pursuant to the Purchase Agreement then owned by the Purchasers.

                  (n) "VOTING POWER" with respect to any Voting Securities of any Person on any date shall mean the voting power in the general election of directors of the relevant Person to which such Voting Securities would be entitled on such date.

                  (o) "VOTING STOCK" of any Person shall mean any securities entitled to vote generally in the election of directors of such Person, or any direct or indirect rights or options or warrants to acquire any such securities or any securities (including, without limitation, the Preferred Stock) convertible or exercisable into or exchangeable for such securities, whether or not such securities are so convertible, exercisable or exchangeable at the time of determination.

                                   ARTICLE II

                                      TERM


         SECTION 2.01 TERM. The term (the "Term") of this Agreement shall commence on the date hereof and shall continue until the earliest to occur of the following:

                  (a) the fourth anniversary of the Closing under the Purchase Agreement;

                  (b) the termination of the Purchase Agreement prior to the Closing in accordance with its terms; and

                  (c) the date, following the Closing, on which the Company has no further obligations under Section 4.9 of the Purchase Agreement with respect to the election to the Company's Board of Directors of any nominee of UST or Oak Investment Partners and no nominee of UST or Oak Investment Partners designated and elected to the Company's Board of Directors pursuant to the provisions of Section 4.9 of the Purchase Agreement is a director of the Company.

                                                                 Page 216 of 229
                                   ARTICLE III

                              STANDSTILL PROVISIONS

         SECTION 3.01 RESTRICTIONS OF CERTAIN ACTIONS. Each of the Purchasers hereby severally agrees that during the Term, neither it nor any Affiliate or Associate of such Purchaser will, singly or as part of a Group, directly or indirectly:

                  (a) acquire or offer, make a proposal or agree to acquire (whether publicly or otherwise), in any manner, any material assets of the Company or its subsidiaries or any equity securities of the Company or its subsidiaries (or Beneficial Ownership thereof), except (1) pursuant to a stock split, stock dividend, recapitalization, reclassification or similar transaction not effected pursuant to a violation of this Section 3.01, (2) upon the conversion of the Preferred Stock into Common Stock in accordance with the Company's Certificate of Incorporation, (3) pursuant to the Rights Agreement dated as of June 20, 1997 between the Company and BankBoston, N.A. or
         (4) pursuant to the exercise of rights pursuant to Section 4.16 of the Purchase Agreement.

                  (b) make or in any way propose or participate in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent or communicate with or seek to advise or influence any Person, other than the Company, with respect to the solicitation or voting of any Voting Securities of the Company in opposition to any matter that has been recommended by the Board or in favor of any matter that has not been approved by the Board, or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Company except pursuant to the Stockholders Agreement.

                  (c) form, be a member of, join or encourage the formation of, any Group with respect to any Voting Securities of the Company or the acquisition of any assets of the Company other than any such Group resulting from, and solely to the extent set forth in, the Stockholders Agreement;

                  (d) deposit any Voting Stock of the Company into a voting trust or subject any such Voting Stock to any arrangement or agreement with respect to the voting thereof other than the Stockholders Agreement;

                  (e) seek election to or seek to place a representative on the Board of Directors of the Company (except pursuant to Section 4.10 of the Purchase Agreement or Section 4.4 of the Certificate of Designation (the "Certificate") relating to the Preferred Stock and except for any chief executive officer of the Company) or seek the removal of any member of the Board of Directors the Company other than pursuant to the Stockholders Agreement or the Certificate;

                  (f) call or seek to have called any meeting of the stockholders of Company other than participation as a director of the Company in calling, or seeking to have called, meetings of stockholders generally;

                  (g) solicit, seek to effect, negotiate with or provide any information to any other party with respect to, or make any statement or proposal, whether written or oral, to the Board of Directors of Company or otherwise make any public announcement or proposal whatsoever with respect to a merger or acquisition of the Company the sale of all or a substantial portion of the assets of the Company and its subsidiaries, liquidation of the Company, recapitalization of the Company or similar business transactions with respect to the Company or take any action which might require either party to make a public announcement with respect to any such matters (the foregoing shall not limit the Purchaser from discussing any Third Party Acquisition Proposal with, or providing any information with respect thereto to, the Company or other Purchasers); or

                  (h) instigate, encourage or assist, or enter into any discussions or arrangements with, any Third Party to do any of the actions described in Sections 3.01(a) through (h) (the foregoing shall not limit the Purchaser from discussing any Third Party Acquisition Proposal with the Company or other Purchasers);

                  (i) If any Purchaser or any of its Affiliates or Associates owns or acquires any Voting Securities in violation of this Agreement, such Voting Securities shall immediately be disposed of to persons who are not Affiliates or Associates thereof but only in compliance with the provisions of this Section 3.01 and Section 4.01; PROVIDED, HOWEVER, that Company may also pursue any other available remedy to which it may be entitled as a result of such violation.

Notwithstanding the restrictions contained in this Section 3.01, the Purchasers shall not be prevented from complying with the requirements of Sections 13(d) and 16(a) of the Exchange Act and the rules and regulations thereunder, in each case, as from time to time in effect, or any successor provisions or rules with respect thereto, or any other applicable law or rule or regulation of any governmental body. Notwithstanding the restrictions contained in this Section 3.01, if, prior to the Closing (as defined in the Purchase Agreement), the Company receives an Acquisition Proposal from a Third Party and the Company (i) publicly announces that it is considering the Acquisition Proposal or that it is engaged in discussions with respect to a sale or other transaction involving a Change of Control, (ii) withdraws or modifies its approval of the Stock Purchase (as defined in the Purchase Agreement) or (iii) notifies the Purchasers of its intent to terminate the Purchase Agreement pursuant to Section 6.1 (f) of the Purchase Agreement (each of the foregoing is a "Limited Trigger") then the Purchasers shall be free to take any action otherwise prohibited by Sections 3.01(a) (but limited to any acquisition from, offer to, proposal to or agreement with the Company or its subsidiaries), 3.01(b), 3.01(c), 3.01(g) or 3.01(h) in contemplation of, and to make, an Acquisition Proposal to be made during the period from the occurrence of the Limited Trigger until the Company notifies the Purchasers that the Company has rejected such Acquisition Proposal.

         SECTION 3.02 SUSPENSION OF RESTRICTIONS. The limitations provided in
Section 3.01 and Section 4.01 shall immediately be suspended upon the occurrence of any of the following events.

                  (a) any Third Party commences a tender or exchange offer seeking to acquire Beneficial Ownership of 50% or more of the outstanding shares of Voting Stock, but only if (i) the Company has not within 10 days after commencement of such offer (or such longer period as may then be permitted under applicable law for the Company's initial recommendation with respect to such offer), publicly recommended that such offer not be accepted, or (ii) all of the material conditions to such offer relating to the elimination or satisfaction of the material defensive provisions established by the Company, including any rights plan or similar defensive provision of the Company have been satisfied or waived;

                  (b) the Company's receipt of an Acquisition Proposal from any Third Party but only if the Company has not, within 15 days after such receipt, rejected such Acquisition Proposal;

                  (c)      the occurrence of a Change of Control of the Company;

                  (d) the public announcement by the Company that it is "for sale";

                  (e) the execution of a definitive agreement which, if consummated, would result in a Change of Control of the Company;

                  (f) the public announcement by or on behalf of any Person or Group (other than the Purchaser and its Affiliates) of the commencement of a bona fide proxy or consent solicitation subject to Section 14 of the Exchange Act (or any successor provision) to elect or remove a majority of the directors of the Company which is not, within 10 days after the announcement of such proxy or consent solicitation (or such longer period as may then be permitted under applicable law for the Company's initial recommendation with respect to such contest if such a period is specified) publicly opposed by the Company's Board of Directors and which would, if successful, result in a change in the composition of a majority of the Board of Directors of the Company; or

                  (g) the adoption by the Board of Directors of a plan of liquidation or dissolution.

         The Company shall provide the Purchaser with prompt written notice of the occurrence of any of the events set forth in this Section 3.01 or of the receipt by the Company of an Acquisition Proposal from any Third Party (such notice to be provided within ten days after receipt thereof, but without disclosing the terms thereof or the identity of such Third Party). Upon any (i) withdrawal or lapsing of any such tender or exchange offer referred to in
Section 3.02(a) in which such Third Party does not acquire more than 15% of the outstanding Voting Stock of the Company, (ii) withdrawal, rejection or termination of an Acquisition Proposal referred to in Section 3.02(b), (iii) the public withdrawal of any "for sale" notice referred to in Section 3.02(d), (iv) the termination of the agreement referred in Section 3.02(e) without consummation thereof, (v) the withdrawal or termination or failure of the solicitation referred to in Section 3.02(f) or (vi) the termination of the plan of liquidation referenced in Section 3.02(g), as the case may be, the limitations provided in Sections 3.01 and 4.01 (except to the extent then suspended as a result of any other event specified in Section 3.02) shall again be applicable for so long as and only to the extent provided therein without any extension of the term thereof.

                                   ARTICLE IV

                              TRANSFER RESTRICTIONS

         SECTION 4.01 PERMITTED TRANSFERS. During the Term, but only until the second anniversary of the Closing under the Purchase Agreement, the Purchaser shall not sell, pledge, hypothecate, assign or otherwise transfer (each a "Transfer") any Voting Securities of the Company other than the following
Transfers:

                  (a) A Transfer to an Affiliate of such Purchaser, provided that such Affiliate becomes a party to, and agrees to be bound by, this Agreement;

                  (b) A Transfer by partnerships by way of distribution to a limited partner or former limited partner of such Purchaser that is not an Affiliate of such Purchaser;

                  (c) A private Transfer (i) to any "person" (within the meaning of Section 13(d)(3) of the Exchange Act), that is not an Affiliate or Associate of such Purchaser, which to the knowledge of the Purchaser after inquiry beneficially owns or, as a result of such sale or transfer, will beneficially own less than ten percent (10%) of the Total Voting Power of the Company (a "Permitted Transferee"), PROVIDED, THAT such person will not be Permitted Transferee and no such transfer shall be permitted if such person, has proposed a business combination or similar transaction with, or a Change of Control of the Company or
         (ii) to an account managed by an institutional manager described in Rule 13f-1 of the Exchange Act with respect to which the transferred Voting Securities would constitute "Section 13(f) securities" within the meaning of Rule 13f-1(c) of the Exchange Act; and

                  (d) a sale to the public (i) pursuant to Rule 144 of the Securities Act or (ii) pursuant to the exercise by the Purchasers of their rights under the Registration Rights Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01 ENFORCEMENT. Each of the Purchasers, on the one hand, and Company, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

         SECTION 5.02 ENTIRE AGREEMENT; WAIVERS. This Agreement, the Purchase Agreement, the Stockholder Agreement and the Registration Rights Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by Company, by the Company and
(ii) in the case of a waiver by the Purchasers, by "Two-Thirds in Interest" of the Purchasers.

         SECTION 5.03 AMENDMENT OR MODIFICATION. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by the Company and Two-Thirds in Interest of the Purchasers.

         SECTION 5.04 SUCCESSORS AND ASSIGNS. All the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns (each of which such transferees, successors and assigns shall be deemed to be a party hereto for all purposes hereof); PROVIDED, HOWEVER, that (i) neither Company nor any Purchaser may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Two-Thirds in Interest of the Purchasers or the Company, respectively and (ii) no transfer or assignment by any party shall relieve such party of any of its obligations hereunder.

         SECTION 5.05 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

         SECTION 5.06 HEADINGS. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

         SECTION 5.07 COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

         SECTION 5.08 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

                      If to the Company, to:

                      Advanced Radio Telecom Corp.
                      500 108th Avenue NE, Suite 2600
                      Bellevue, WA  98004
                      Attn: Thomas M. Walker, Esq., General Counsel Telecopier No: (425) 990-1642 or (425) 688-0703
                      Telephone No:  (425) 990-1669

                      with a copy to:

                      Ropes & Gray
                      One International Place
                      Boston, MA  02110
                      Attn: Mary E. Weber, Esq.
                      Telecopier No: (617) 951-7050
                      Telephone No: (617) 951-7391

                  (a) if to the Purchasers, to such address listed on Schedule I to the Purchase Agreement, with a copy to:

                      Gunderson Dettmer Stough Villeneuve Franklin
                         & Hachigian, LLP
                      155 Constitution Drive
                      Menlo Park, CA  94025
                      Attn:  Brooks Stough, Esq.
                      Telecopier No:  (650) 321-2800
                      Telephone No:  (650) 463-5370

                      O'Melveny & Myers, LLP
                      1999 Avenue of the Stars
                      Los Angeles, California  90067-6035
                      Attn:  Steven Grossman, Esq.
                      Telecopier No: (310) 246-6779
                      Telephone No:  (310) 553-6700

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three business days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

         SECTION 5.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

         SECTION 5.10 TERMINATION. This Agreement will terminate at the end of the Term or earlier upon the written approval of the Company and Two-Thirds in Interest of the Purchasers.

         SECTION 5.11 FIDUCIARY DUTIES. Notwithstanding the restrictions set forth herein, any director of the Company may exercise his fiduciary duties in his capacity as a director with respect to the Company, as opposed to taking action with respect to the direct or indirect ownership of any Voting Stock, and no such exercise of fiduciary duties shall be deemed to be a breach of or a violation of the restrictions set forth herein, and none of the Purchasers shall have any liability hereunder for any such exercise of fiduciary duties by such director in his capacity as a director of the Company.



                     [Remainder of Page Intentionally Blank]

                                                          [Standstill Agreement]


         IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.



The Company:                ADVANCED RADIO TELECOM CORP.


                            By: /s/ HENRY C. HIRSCH
                            ----------------------------------------------------
                            Name: Henry C. Hirsch
                            Title: Chairman and CEO


The Purchasers:             U.S. TELESOURCE, INC.

                            By: /s/ MARC B. WEISBERG
                            ----------------------------------------------------
                            Name: Marc B. Weisberg
                            Title: President and Chief Executive Officer


                            OAK INVESTMENT PARTNERS VIII, LIMITED PARTNERSHIP

                            By:  Oak Associates VIII, LLC, General Partner

                            /s/ BANDEL L. CARANO
                            ----------------------------------------------------
                            By:  Bandel L. Carano, Managing Member


                            OAK VIII AFFILIATE FUND, LIMITED PARTNERSHIP

                            By:  Oak VIII Affiliates, LLC, General Partner

                            /s/ BRANDEL L. CARANO
                            ----------------------------------------------------
                            By:  Bandel L. Carano, Managing Member

                                                          [Standstill Agreement]

                                   MERITECH CAPITAL AFFILIATES L.P.

                                   By:  MeriTech Capital Associates, L.L.C.
                                        its General Partner

                                   By:  MeriTech Management L.L.C.
                                        a managing member

                                   By: /s/ PAUL MADERA
                                       -----------------------------------------
                                       Paul Madera, a managing member


                                   MERITECH CAPITAL PARTNERS L.P.

                                   By:  MeriTech Capital Associates L.L.C.
                                        its General Partner

                                   By:  MeriTech Management L.L.C.
                                        a managing member

                                   By: /s/ PAUL MADERA
                                       -----------------------------------------
                                       Paul Madera, a managing member

                                                          [Standstill Agreement]

                               ACCEL VI L.P.
                               BY:  ACCEL VI ASSOCIATES L.L.C.
                               ITS GENERAL PARTNER

                               By: /s/ G. CARTER SEDNAOUI
                                   ---------------------------------------------
                                   Managing Member


                               ACCEL INTERNET FUND II L.P.
                               BY: ACCEL INTERNET FUND II ASSOCIATES L.L.C. ITS GENERAL PARTNER

                               By:  /s/ G. CARTER SEDNAOUI
                                   ---------------------------------------------
                                   Managing Member


                               ACCEL KEIRETSU VI L.P.
                               By:  ACCEL KEIRETSU VI ASSOCIATES L.L.C.
                               ITS GENERAL PARTNER

                               By:  /s/ G. CARTER SEDNAOUI
                                   ---------------------------------------------
                                   Managing Member


                               ACCEL INVESTORS '98 L.P.

                               By:  /s/ G. CARTER SEDNAOUI
                                   ---------------------------------------------
                                   General Partner

                                                          [Standstill Agreement]

                                       BRENTWOOD ASSOCIATES IV, L.P.

                                       By:  Brentwood IX Ventures, L.L.C.
                                       Its General Partners

                                       By: /s/ JOHN L. WALECKA
                                           -------------------------------------
                                           Name:  John L. Walecka
                                           Title:  Managing Member


                                       BRENTWOOD AFFILIATES FUND IX, L.P.

                                       By:  Brentwood IX Ventures, L.L.C.
                                       Its General Partner

                                       By: /s/ JOHN L. WALECKA
                                           -------------------------------------
                                           Name:  John L. Walecka
                                           Title:  Managing Member

                                                          [Standstill Agreement]


                              WORLDVIEW TECHNOLOGY PARTNERS II, L.P.
                              By: Worldview Capital II, L.P., General Partner
                              By: Worldview Equity I, L.L.C., General Partner

                              By: /s/ JAMES WEI
                                  -------------------------------------------
                                  Name:  James Wei
                                  Title:  Member

                         WORLDVIEW TECHNOLOGY INTERNATIONAL II, L.P.
                         By:   Worldview Capital II, L.P., General Partner
                         By:   Worldview Equity I, L.L.C., General Partner

                         By:  /s/ JAMES WEI
                              --------------------------------------------------
                              Name:  James Wei
                              Title:  Member

                         WORLDVIEW STRATEGIC PARTNERS II, L.P.
                         By:   Worldview Capital II, L.P., General Partner
                         By:   Worldview Equity I, L.L.C., General Partner

                         By:  /s/ JAMES WEI
                              --------------------------------------------------
                              Name:  James Wei
                              Title:  Member

                                                          [Standstill Agreement]


                              BESSEMER VENTURE PARTNERS IV L.P.
                              By:   Deer IV & Co. LLC, General Partner

                              By:  /s/ ROBERT H. BUESCHER
                                   ---------------------------------------------
                                   Name:  Robert H. Buescher
                                   Title:  Manager

                              BESSEC VENTURES IV L.P.
                              By:   Deer IV & Co. LLC, General Partner

                              By:  /s/ ROBERT H. BUESCHER
                                   ---------------------------------------------
                                   Name:  Robert H. Buescher
                                   Title:  Manager

                              COVE VENTURES, LLC
                              By:   Cove Road Associates, LLC, Managing Member

                              By:  /s/ ROBERT GOODMAN
                                   ---------------------------------------------
                                   Name:  Robert Goodman
                                   Title:  Managing Member

                                                          [Standstill Agreement]

                            ADAMS CAPITAL MANAGEMENT, L.P.
                            By:   ACM Capital Partners II, L.P., General Partner
                            By:   Joel P. Adams, General Partner

                            By:  /s/ JOEL P. ADAMS
                                 -----------------------------------------------
                                 Name:  Joel P. Adams
                                 Title:  General Partner